Exhibit 10.1

AMENDMENT TO

THE EXCHANGE AGREEMENT

May 19, 2010

This is an AMENDMENT (this “Amendment”) to the Exchange Agreement, dated as of November 13, 2007, by and among Och-Ziff Capital Management Group LLC, Och-Ziff Holding Corporation, Och-Ziff Holding LLC, OZ Management LP, OZ Advisors LP, OZ Advisors II LP and the Och-Ziff Limited Partners and Class B Shareholders from time to time party thereto (as amended, restated, supplemented or modified from time to time, the “Exchange Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Exchange Agreement.

R E C I T A L S:

WHEREAS, the parties hereto desire to enter into this Amendment to make the modifications set out herein to the terms and conditions of the Exchange Agreement pursuant to Section 3.1(c) thereof.

A M E N D M E N T:

1. Amendment. Section 2.4 of the Exchange Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

“The parties agree, however, that in the event that the Och-Ziff Operating Group Partnerships have received a valuation or an opinion from a financial advisor of national reputation regarding such relative values, and each of the Och-Ziff General Partners determines in its good faith judgment that no material change has occurred since the date of such valuation or opinion, or is expected to occur prior to Closing, with respect to the Och-Ziff Operating Group Partnerships, the Och-Ziff Operating Group Partnerships may elect to use such valuation or opinion for purposes of this Section 2.4 and the parties hereto agree to be bound by such valuation or opinion, including, without limitation, for tax reporting purposes.”

2. Exchange Agreement. Except as hereby amended, the Exchange Agreement shall remain unchanged and in full force and effect.

3. General. This Amendment shall be binding on the executors, administrators, estates, heirs, legal successors and representatives of each of the undersigned.

4. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of laws principles thereof).

5. Pronouns. Wherever from the context it appears appropriate, each pronoun stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(Signatures Follow)

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the date first written above by each of the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Amendment.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OCH-ZIFF HOLDING CORPORATION

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OCH-ZIFF HOLDING LLC

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

EXCHANGE COMMITTEE

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Chairman